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                                                                     Exhibit 4.2
                                                                     -----------


                            CERTIFICATE OF AMENDMENT

                          TO THE AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          FAIRFIELD COMMUNITIES, INC.



     Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "DGCL"), Fairfield Communities, Inc., a Delaware corporation (the "Company"), does hereby certify as follows:

     1. That the text of Section 1 of Article Fourth of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate") is hereby amended to read in its entirety as follows:

     "Section 1.  Authorized Capital Stock.  The Company is authorized to issue
                  ------------------------
     two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share."

     2. That the foregoing amendments of the Certificate were duly adopted in accordance with Section 242 of the DGCL.

     This Certificate of Amendment shall be effective on the date of its filing with the Secretary of State of the State of Delaware.
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     EXECUTED effective as of December 19, 1997.


                                    FAIRFIELD COMMUNITIES, INC.



                                    By:   /s/ J.W. McConnell
                                        ----------------------------------------
                                         J. W. McConnell
                                         President and Chief Executive Officer

ATTEST:


  /s/ Marcel J. Dumeny
-----------------------------------
Marcel J. Dumeny
Senior Vice President, General
Counsel and Secretary